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                                  EXHIBIT 23.5


                           PROFESSIONAL BANK SERVICES


                                November 20, 1998



Board of Directors
Big Sky Western Bank
135 Big Sky Road
Big Sky, MT  59716

Dear Members of the Board:

Professional Bank Services, Inc., as financial advisor to Big Sky Western Bank (the "Company"), Big Sky, Montana, hereby consents to the reference to our firm in the Company's Prospectus/Proxy Statement related to the proposed merger of the Company with Glacier Bancorp, Inc. and to the inclusion of our opinion as an exhibit to such Prospectus/Proxy Statement.

                                            Very truly yours,

                                            /s/ Anita G. Newcomb

                                            Professional Bank Services, Inc.